EXHIBIT 10.2

                            FORM OF LOCK-UP AGREEMENT

                                                              November 4, 1998




Research Partners International, Inc.
One State Street Plaza
New York, New York  10004

Gentlemen:

     The undersigned  stockholder,  officer and/or director of Research Partners
International, Inc. ("Company"), in consideration of the merger ("Merger") contemplated by that Agreement and Plan of Merger of even date herewith among the Company, RPII Acquisition Corp., a wholly owned subsidiary of the Company, Gaines, Berland Inc. and those persons named on the signature page thereof ("Merger Agreement"), hereby agrees that, without the Company's written consent, for a period of 24 months from the Effective Time of the Merger (as such term is defined in the Merger Agreement), the undersigned will not offer, sell, give away, pledge, hypothecate or otherwise dispose of any shares of Common Stock of the Company now owned or hereafter acquired, whether beneficially* or of record, by the undersigned, including, but not limited to shares of Common Stock acquired upon exercise of options or warrants or acquired upon conversion of any other securities owned by the undersigned (collectively, the "Shares"). Notwithstanding the foregoing, the undersigned shall be entitled to transfer Shares to members of his immediate family and trusts formed for their benefit if the transferee agrees to be bound by the terms hereof.

     This agreement shall terminate and be of no further force or effect upon the termination of the Merger Agreement in accordance with its terms.

     The undersigned will cause:

     1. A copy of this Agreement to be available from the Company or the Company's transfer agent upon request and without charge;

     2. A notice to be placed on the face of each stock certificate for Shares stating that the transfer of the Shares is restricted in accordance with the conditions set forth on the reverse side of the certificate; and


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*        It is agreed that,  for purposes of this letter,  the  undersigned  (a)
         beneficially owns, among other shares, any shares owned by (i) members of his immediate family under the age of 21 or residing in the same primary residence as the undersigned and (ii) any person or entity controlled by the undersigned or under common control with the undersigned; but (b) does not beneficially own any shares owned by any "private charitable foundation" formed under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.


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     3. A  typed  legend  to be  placed  on  the  reverse  side  of  each  stock certificate representing Shares which states that the sale or transfer of the Shares is subject to certain restrictions pursuant to an agreement between the stockholder and the Company, which agreement is on file with the Company and the stock transfer agent from which a copy is available upon request and without charge.

                                      Very truly yours,


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                                             Signature



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                                              Print Name


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